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                                                                    EXHIBIT 99.1


[LOGO OF MTC] Modern Technologies                                   NEWS RELEASE
"Linking Imagination and Innovation"(R)                        Warner Robins, GA
                                                                   July 17, 2002

MTC Awarded Air Force Contract for Installation of Forward Looking Infrared
(FLIR) for C130 Aircraft

Warner Robins, GA - Modern Technologies Corp. (MTC), a wholly owned subsidiary of MTC Technologies, Inc., today received an announcement by the government of a contract award to MTC for FLIR installations under the Flexible Acquisition and Sustainment Tool (FAST) contract. The basic value is $6.5M, with options the total amount is $41.4M. The company will provide additional information following government approval of a more detailed news release.

Headquartered in Dayton, OH, MTC was founded in 1984 and employs approximately 1000 people in 18 locations. The company provides engineering, technical, and management services to a variety of Department of Defense, NASA, federal agencies and commercial customers.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. For information concerning these risks and uncertainties, see the Securities and Exchange Commission filing for MTC Technologies, Inc. (MTCT), parent company of MTC.

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For further information on MTC, visit the website at www.modtechcorp.com.

Pat Westcott
Corporate Communications
Modern Technologies Corp.
4032 Linden Avenue
Dayton, OH 45432
937-252-9199